NON-EXCLUSIVE AGENCY AGREEMENT

This Non-Exclusive Agency Agreement (this "Agreement") is made as of February 9, 2007, between Searchlight Minerals Corp., a Nevada corporation (the "Company"), and Empire Financial Group, Inc., a Florida corporation (the " Agent"). The Agent and the Company agree:

1. **Engagement of Agent**: The Company hereby engages the Agent, and the Agent hereby accepts such engagement, to act as the Company's non-exclusive Agent with respect to sales by the Company in a private placement transaction (the "Offering") of up to $5 million aggregate principal amount of Equity, Equity-Related or Debt Securities (the "Securities") of the Company to the investors during the term of this Agreement as set forth in Section 5.

2. **Offering Procedures**: The Agent will introduce the Company to investors who the Agent reasonably believes to be: (i) an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), with whom the Agent has a pre-existing substantive relationship (the "Offerees"), or (ii) a "qualified institutional buyer" as such term is defined in Rule 144A of the 1933 Act.

3. **Agent's Compensation**: In consideration for the services rendered by the Agent hereunder, the Company shall pay to the Agent, or cause the Agent to be paid, compensation as provided in this section within 3 days of the Company's receipt of funds from the Offerees.

   (a) **Cash Compensation:** The Company shall pay to the Agent cash compensation equal to seven percent (7%) of the gross Offering funds received in the Offering.

   (b) **Warrants:** The Agent shall receive three percent (3%) warrant compensation. The warrant calculation translates to 30,000 warrants per $1 million raised for a Private Offering. The warrant's strike shall equal the strike, expiration and registration rights of any warrants sold to Offerees in the Offering, and if the Offering does not provide for the issuance of warrants, then the warrants issued to the Agent shall have a strike price equal to the Offering price of any Equity or Equity-Related Securities sold, have a five-year term. The warrant shares shall be subject to equitable adjustment for stock splits, stock dividends and similar events. The warrant shares shall have "piggyback" registration rights in any Private Offering.

   (c) If, at any time prior to one year following the end of the Offering (the "Term") the Company directly or indirectly sells, in a private transaction,

Offering to an Offeree introduced by Agent.

9. **Confidentiality of Company Information**. The Agent, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, the Agent agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Agent from utilizing, subject to the terms and conditions of this Agreement and/or other documents prepared or approved by the Company for use in the Offering.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and the Agent shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to the Agent or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, the Agent and its representatives will return to the Company all copies of information regarding the Company in their possession. The provisions of this Section shall survive any termination of this Agreement.

10. **Press Releases, Etc**. The Company shall control all press releases or announcements to the public, the media or the industry regarding any offering, placement, transaction or business relationship involving the Company or its affiliates. Except for communication to Offerees in furtherance of this Agreement, the Agent will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof. Notwithstanding the foregoing, the Company agrees to issue a press release prior to the opening of the market on the business day following the Company's receipt of executed agreements binding Offerees to purchase Securities in at least the amount of the minimum Offering (if there is any such minimum) setting forth the material terms of the Offering.

11. **Due Diligence**: Neither the Company, nor any of its directors, officers or shareholders, should, in any way rely on the Agent to perform any due diligence

with respect to the Company. It is expressly understood and agreed that to the extent due diligence is conducted; it will be conducted by the investors.

12. **Expenses, Etc**. The compensation described in Section 3 of this Agreement shall be the Agent's sole compensation for all of its services and efforts to the Company and its affiliates, in connection with any offering or placement of Securities. However, while the Agent shall pay all of its own costs and expenses exceeding ten thousand ($10,000) in carrying out its activities hereunder; the Company will reimburse the Agent for the first $10,000 of aforementioned expenses after they have been incurred by the Agent, and an itemized accounting has been provided to the Company. The Company further agrees to reimburse for legal expenses not to exceed $25,000. The Agent shall be responsible for any compensation, fees, commissions or payments of its employees, agents representatives, co- agents or other persons or entities utilized by it in connection with its activities on behalf of the Company, and the Agent will indemnify and hold harmless the Company and its affiliates from the claims of any such persons or entities.

13. **Compliance with Laws**. The Agent represents and warrants that it is a duly registered broker/dealer and in good standing with the SEC, NASD and the State of California and has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which it shall conduct in compliance with applicable federal and state laws relating to a private placement under Regulation D of the 1933 Act. The Agent represents that it is not a party to any other agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

14. **Assignment Prohibited**. No assignment of this Agreement shall be made without the prior written consent of the other party.

15. **Amendments**. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

16. **Governing Law**. This Agreement shall be deemed to have been made in the State of Nevada and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Nevada, without regard to the conflicts of laws rules of such jurisdiction.

17. **Waiver**. Neither Agent's nor the Company's failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Agent or the Company of any of their respective rights or privileges under this Agreement.

18. **Severability**. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

19. **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

20. **Entire Agreement**. This Agreement and all other agreements and documents referred herein constitutes the entire agreement between the Company and the Agent. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated Agreement.

21. **Arbitration**. The parties agree that this Agreement and all controversies which may arise between the Agent and the Company, whether occurring prior, on or subsequent to the date of this Agreement, will be determined by arbitration. The parties understand that:

(a) Arbitration is final and binding on the parties.

(b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification or rulings by the arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The parties agree that any arbitration under this Agreement will be held at the facilities of and before an Arbitration Panel appointed by the National Association of Securities Dealers, Inc. ("NASD"), or if the NASD refuses to accept jurisdiction, then before JAMS/ENDISPUTE in San Francisco, California. The award of the arbitrators, or of the majority of them, will be final, and judgments upon the award may be entered in any court, state or federal, having jurisdiction. The parties hereby submit themselves and their personal representatives to the jurisdiction of any state or federal court for the purpose of such arbitration and entering such judgment.

Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except to the extent stated herein.

THIS AGREEMENT IS GOVERNED BY A PRE-DISPUTE ARBITRATION CLAUSE CONTAINED IN PARAGRAPH 23 OF THIS AGREEMENT

Empire Financial Group, Inc. (the "Agent")

By: ______________________
Michael R. Jacks
Title: Managing Director

Searchlight Minerals Corp. (the "Company")

By: ______________________
Ian R. McNeil
Title: President